SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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     (section) 240.14a-12

                               INTELLIGROUP, INC.
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                (Name of Registrant as Specified in Its Charter)

                                  ASHOK PANDEY
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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
                                  ASHOK PANDEY
                                 944 Stuart Road
                               Princeton, NJ 08540


June 26, 2002


Dear Fellow Intelligroup Shareholder:

      As the founder, and the single largest individual shareholder and former Chairman and CEO of Intelligroup, Inc., I am seeking your support for the election of an independent slate of directors dedicated to returning Intelligroup to financial vigor and market success.

      The company is at a critical juncture. The current board has watched revenues fall, profits disappear and over $200 million in the market value of your Intelligroup stock vanish. Two directors recently resigned -- one publicly complaining of decisions made and actions taken without his knowledge or consent. I am convinced that the current board has failed to provide the leadership Intelligroup shareholders and employees deserve. If the company is to prosper, if it is to attract the investment dollars that will restore its stock price, it must be governed by an informed and responsible board of directors.

      I am proposing that board. My nominees are accomplished, experienced individuals. They are leaders. They are independent, and will not tolerate any self-dealing which would injure the company. Most importantly though, they bring with them the skills and insights Intelligroup needs to compete effectively, and they fully appreciate the key role Intelligroup's many talented and highly capable managers and employees will play in the company's recovery.

      Our differences are with the current board and top management, not with the company's single most valuable asset, its employees. Our differences are with a CEO who, after selling off virtually all of his shares in the company, actually suggests that inviting large shareholders to join the board is somehow not in the interests of all the company's shareholders. Our differences are with top management willing to use the very real concerns of employees as props in its election campaign.

      The Annual Meeting is only a few days away. We want your vote. Since time is so short, we ask that you sign, date and return the enclosed proxy in the envelope provided. If your shares are held by your broker or bank, please contact the person responsible for your account and instruct them to execute the WHITE proxy on your behalf.

Thank you for your support.

Sincerely,


/s/ Ashok Pandey
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Ashok Pandey

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                PLEASE SIGN, DATE, AND RETURN THE ENCLOSED WHITE
                               PROXY CARD TODAY TO
                     VOTE FOR THE ELECTION OF OUR NOMINEES.




                                IMPORTANT NOTICE:
                                -----------------
      If you have any questions, or need assistance in voting your shares, please call our proxy solicitor:

                           INNISFREE M&A INCORPORATED
                          TOLL-FREE, AT 1-888-750-5834




                IF YOU HOLD YOUR SHARES THROUGH A BROKER OR BANK,
                       ONLY THEY CAN VOTE YOUR SHARES AND
                  THEY CANNOT DO SO WITHOUT YOUR INSTRUCTIONS.
                  --------------------------------------------



        Please contact the person responsible for your account today and instruct them to execute the WHITE proxy card on your behalf.



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